Exhibit 15.2

Crowe MacKay LLP 1100 - 1177 West Hastings Street Vancouver, BC V6E 4T5 Main +1 (604) 687 4511 Fax +1 (604) 687 5805 www.crowemackay.ca

June 28, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549

Commissioners:

We have read the statements made by Foremost Lithium & Technology Ltd., which we understand will be included under Item 16.F of its Annual Report on Form 20-F which will be filed with the Securities and Exchange Commission on June 28, 2024. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Crowe Mackay LLP

Vancouver, Canada